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                  PULITZER INC. PREVIEWS FIRST-QUARTER RESULTS

         ST. LOUIS, April 7, 2003 -- Pulitzer Inc. (NYSE: PTZ) said today it now expects first-quarter 2003 earnings from continuing operations will be at or slightly below the lower end of the current analyst estimate range of $0.35 to $0.42 per fully diluted share.

         Commenting on the guidance, Robert C. Woodworth, president and chief executive officer of Pulitzer Inc., said, "Pulitzer is seeing the same war-related caution being expressed by its advertisers that other media companies have commented on. Advertiser caution and the weak economy are putting pressure on advertising growth, particularly in the areas of major retail, automotive, and employment. As a consequence, we have increased our focus on tight cost control. Accordingly, we believe we can meet our earlier guidance for full-year 2003 earnings per share from continuing operations of at least $1.95. However, we face a great deal of uncertainty, and our results would be adversely affected should there be a protracted war in Iraq."

         Pulitzer Inc. will announce its first-quarter results on Tuesday, April 22.

         Pulitzer Inc. is engaged in newspaper publishing and related new media activities. The Company's newspaper operations include two major metropolitan dailies, the St. Louis Post-Dispatch and the Arizona Daily Star in Tucson, Arizona, and 12 other dailies: The Pantagraph, Bloomington, Ill.; The Daily Herald, Provo, Utah; the Santa Maria Times, Santa Maria, Calif.; The Napa Valley Register, Napa, Calif.; The World, Coos Bay, Ore.; The Sentinel, Hanford, Calif.; the Arizona Daily Sun, Flagstaff, Ariz.; the Daily Chronicle, DeKalb, Ill.; The Garden Island, Lihue, Hawaii; the Daily Journal, Park Hills, Mo.; The Lompoc Record, Lompoc, Calif.; and The Daily News, Rhinelander, Wisc. Pulitzer also owns the Suburban Journals of Greater St. Louis, a group of 37 weekly papers and various niche publications.

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Pulitzer Inc. Q1 2003 Earnings Preview


         Pulitzer Inc.'s new media and interactive initiatives include STLtoday.com in St. Louis, azstarnet.com in Tucson, and Web sites for all of its other dailies. Pulitzer Inc. is the successor to the company originally founded by Joseph Pulitzer in St. Louis in 1878.

         For more information, please contact James V. Maloney, director of shareholder relations at Pulitzer Inc., at (314) 340-8402, or visit our Web site at www.pulitzerinc.com.

NOTE:

Statements in this press release concerning the Company's business outlook or future economic performance, anticipated profitability, revenues, expenses or other financial items, together with other statements that are not historical facts, are "forward-looking statements" as that term is defined under the Federal Securities Laws. Forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from those stated in such statements. Such risks, uncertainties and other factors include, but are not limited to, industry cyclicality, the seasonal nature of the business, changes in pricing or other actions by competitors or suppliers (including newsprint), outcome of labor negotiations, capital or similar requirements, and general economic conditions, any of which may impact advertising and circulation revenues and various types of expenses, as well as other risks detailed in the Company's filings with the Securities and Exchange Commission. Although the Company believes that the expectations reflected in "forward-looking statements" are reasonable, it cannot guarantee future results, levels of activity, performance or achievements. Accordingly, investors are cautioned not to place undue reliance on any such "forward-looking statements," and the Company disclaims any obligation to update the information contained herein or to publicly announce the result of any revisions to such "forward-looking statements" to reflect future events or developments.

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